UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): January 12, 2005

Decorize, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-31260	43-1931810
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

1938 East Phelps, Springfield, Missouri 65802
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (417) 879-3326

Not Applicable
Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On January 12, 2005, Decorize, Inc., a Delaware corporation (“Decorize”), obtained a one year line of credit (the “Line of Credit”) from Bank of America, N.A. (the “Bank”), in the amount of up to $4,000,000 through May 31, 2005, and then decreasing to $3,000,000 from June 1, 2005 through maturity (the “Credit Limit”), which is set for December 31, 2005, subject to any agreed renewals. The Line of Credit was established under a Loan Agreement entered into between Decorize and the Bank dated January 12, 2005 (the “Loan Agreement”). The proceeds of the Line of Credit will be used primarily for working capital, and to pay off certain outstanding debt, including $965,000 owed to CIT Commercial Services, a unit of CIT Group , Inc. (“CIT Group”) for amounts outstanding under global factoring arrangements which are being retired.

Subject to the provisions of the Loan Agreement, Decorize can borrow, repay and reborrow principal under the Line of Credit from time to time during its term. The principal amount outstanding from time to time under the Line of Credit may not exceed lesser of (i) the Credit Limit, or (ii) the sum of (x) 85% of the value of Decorize’s receivables, excluding certain accounts with affiliates, foreign accounts, and other accounts disqualified by the Bank, plus (y) the lesser of (1) $1,500,000 or (2) the value of Decorize’s inventory, excluding obsolete, damaged and discontinued items and other items disqualified by the Bank. Under the Loan Agreement, the Bank has agreed to issue commercial and standby letters of credit for the benefit of Decorize, in an amount not to exceed $250,000 in the aggregate, and subject to the amount of cash advanced under the Line of Credit plus amounts outstanding under the letters of credit not being in excess of the Credit Limit.

The annual interest rate on the Line of Credit is equal to the average of daily fluctuating interest rates offered by major banks in London for U.S. dollar deposits, as determined by the Bank pursuant to the Loan Agreement, plus two percentage points. The initial interest rate on the Line of Credit was equal to 5.16%. Interest payments on the outstanding principal balance of the Line of Credit are due monthly beginning on January 31, 2005. The Line of Credit expires, and all outstanding principal must be repaid to the Bank, on December 31, 2005.

The Loan Agreement contains certain financial covenants, including a basic fixed charge coverage ratio and a tangible net worth covenant. Decorize is prohibited under the Loan Agreement from incurring any direct or contingent liabilities or lease obligations or liens except for certain debt and liens incurred in the ordinary course of business or otherwise approved by the Bank. The Line of Credit is secured by substantially all of the assets of Decorize and its subsidiaries pursuant to a Commercial Security Agreement (the “Security Agreement”).

If a default occurs under the Loan Agreement for Decorize’s failure to pay any amount when due, Decorize’s breach of the Loan Agreement or other event of default, the Bank may declare the Line of Credit to be due and payable immediately. In such event, the Bank may exercise any rights or remedies it may have, including foreclosure of Decorize’s assets under the Security Agreement. Such an event may materially impair Decorize’s ability to conduct its business.

The Line of Credit is guaranteed by a shareholder, SRC Holdings Corporation, a Missouri corporation (“SRC”) in an amount limited to $750,000 pursuant to a Commercial Guaranty (the “Guaranty”). Quest Capital Alliance, L.L.C., a Missouri limited liability company and also a shareholder of Decorize, has agreed to provide a supplemental guaranty for $250,000 of the amount guaranteed by SRC, pursuant to an agreement between Quest and SRC. In addition, SRC and James K. Parsons, a director, officer and shareholder of the Company, each agreed to subordinate all present and future indebtedness owed to them by Decorize to the Bank, pursuant to subordination agreements entered into by each of them in favor of the Bank.

In consideration of SRC providing the Guaranty, on January 12, 2005, Decorize entered into a letter agreement with SRC and Quest (the “Letter Agreement”), which requires Decorize to (i) issue warrants exercisable for shares of Decorize common stock, par value $.001 per share (“Common Stock”), to SRC and Quest, (ii) reduce the exercise and conversion prices of outstanding Decorize warrants and securities held by SRC and Quest, (iii) amend an existing promissory note payable by Decorize to SRC to permit the note to be converted into Common Stock, (iv) obtain life insurance policies on Steve Crowder, the President and Chief Executive Officer of Decorize, with SRC, Quest and Decorize as the beneficiaries under those policies, (v) agree to register un der the Securities Act of 1933, as amended, (the “Securities Act”), all Common Stock issued to SRC and Quest, including but not limited to the Common Stock issued pursuant to the Letter Agreement, and (vi) agree to further reduce the exercise and conversion prices of the warrants and securities convertible into Common Stock, if any amount is paid to the Bank by SRC or Quest under the Guaranty or if the Guaranty is required to extend past June 30, 2006.

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Under the terms of the Letter Agreement, Decorize agreed to issue warrants to SRC to acquire 1,500,000 shares of Decorize Common Stock, and warrants to Quest to acquire 750,000 shares of Common Stock (the “New Warrants”). The New Warrants have an initial exercise price of $0.40 per share and are exercisable for five years from the date of the Letter Agreement. Decorize also agreed to reduce the exercise price of warrants currently outstanding in favor of SRC and Quest that are exercisable for an aggregate 1,500,000 shares of Common Stock and an aggregate 1,057,143 shares of Common Stock, respectively (the “Existing Warrants”), to $0.40 per share. The exercise period of the Existing Warrants will be reduced such that 50% will expire six months from the date of issuance and the remaining 50% shall expire one year from the date of issuance. Decorize also reduced the applicable conversion price of all outstanding shares of its Series A Cumulative Convertible Preferred Stock, $.001 par value (the “Series A Preferred”), to a conversion price of $0.40 per share.

Also pursuant to the Letter Agreement, Decorize agreed to issue to SRC, a second amended and restated promissory note in the principal amount of $750,000 (the “Amended Note”), in replacement of a first amended and restated promissory note in the same principal amount, which was issued on September 30, 2004. Amounts outstanding under the Amended Note are convertible into shares of Common Stock at an initial conversion price of $0.40. Interest is due monthly on the first day of each calendar month commencing on February 1, 2005. The outstanding principal amount of the Amended Note is due upon SRC’s demand. The Amended Note bears interest at a rate equal to the prime rate plus one-half percent.

The exercise price of the New Warrants and the Existing Warrants, and the conversion price of the Series A Preferred, and the Amended Note, are subject to adjustment if Decorize subdivides its outstanding shares into a smaller number of shares, in which case the price will be decreased, or if Decorize combines its shares into a smaller number of shares, in which case the price will be increased. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation, merger or other business combination or in case of any sale of all or substantially all of the assets of Decorize, Decorize shall adjust the exercise price of the New Warrants and the Existing Warrants, and the conversion price of the Series A Preferred and the Amended Note, accordingly. Furthermore, the exercise and conversion prices of the New Warrants, Existing Warrants, Series A Preferred and the Amended Note shall be reduced to the lower of (i) $0.20 per share or (ii) 50% of the 20-day trailing market price, if SRC is required to pay any amounts to the Bank under the Guaranty or if the Guaranty continues beyond June 30, 2006.

If the Bank exercises the Guaranty, Decorize is required to grant to SRC and Quest, 1,250,000 and 625,000 shares of Common Stock, respectively.

Decorize has agreed to register under the Securities Act, the resale of all Common Stock issued or issuable to SRC and Quest, including Common Stock issued or issuable to SRC and Quest pursuant to the terms of the Letter Agreement. The registration statement must be filed within thirty days of Decorize’s receipt of notice from SRC and Quest that the Guaranty has been called by the Bank, that Decorize and Quest intend to exercise any of the New Warrants or the Existing Warrants, or that SRC intends to convert the Amended Note.

The Letter Agreement also requires Decorize to obtain key-man life insurance policies on Steve Crowder, its President and Chief Executive Officer, payable for the benefit of SRC, Quest and Decorize, the in the amounts of $2,000,000, $1,000,000 and $1,000,000, respectively, within thirty days after the date of the Letter Agreement.

Decorize’s obligations under the Letter Agreement are subject to Decorize first making all appropriate filings and obtaining all approvals required under applicable federal securities laws and the American Stock Exchange, including the filing of an information statement under Section 14 of the Securities Act and completing all requisite waiting periods thereunder. The Letter Agreement and the transactions contemplated thereunder have been approved by Decorize’s Board of Directors and stockholders holding a majority of the outstanding shares of Common Stock, in accordance with applicable requirements of the American Stock Exchange, and the Company is filing an Information Statement with respect to those transactions to be delivered to its stockholders, in accordance with the requirements of Delaware law and the federal securities laws. The completion of the transactions contemplated by the Letter Agreement is scheduled to occur no earlier than 20 days following the due delivery of the Information statement to the stockholders of Decorize.

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Decorize believes that the credit line will enhance its working capital situation and increase the likelihood that it may expand its current operations in Asia, subject to Decorize continuing to improve profitability.  It is possible, however, that Decorize will continue to require additional equity and debt financing in order to provide it sufficient operating capital until such time as it can become sufficiently cash flow positive to fund operations on a stand-alone basis.  Decorize believes that the changes agreed upon to the Existing Warrants will assist it with any potential private equity financing transactions pursued in the future.  In the short term, Decorize believes that by rationalizing the strike price and making the exercise period for the Existing Warrants terminate within a year, the amendments increase the likelihood that the holders of Existing Warrants will make additional equity investments through the exercise of those warrants.  In the longer term, the amendments should make Decorize a more attractive candidate by removing the significant overhang that currently exists by virtue of Decorize, with approximately 13.1 million shares outstanding, having issued warrants that are currently exercisable for approximately 5.1 million additional shares, representing more than 25% of its fully diluted equity.  The amendments will reduce this overhang by eliminating the Existing Warrants within 12 months, either through conversion at the lower price or termination under the shorter expiration period.

Because of the advantages Decorize perceives in amending the Existing Warrants, it has contacted certain of its other existing warrant holders for purposes of negotiating the reduction of the applicable exercise periods, in exchange for a reduction in the applicable exercise price on substantially the same terms as were granted to SRC and Quest.  Decorize believes that if it is successful in doing so, it will increase the possibility of raising additional capital or, at a minimum, reducing the number of dilutive securities that are outstanding.  The warrant holders are a limited number of accredited investors, and any exchange or amendments made with them will be done in accordance with applicable exemptions under the federal securities laws.  Decorize is not making any offering of debt or equity securities at this time.

Item 1.02.                       Termination of a Material Definitive Agreement.

On January 12, 2005, Decorize terminated its factoring agreement (the “Factoring Agreement”) with CIT Commercial Services, a unit of CIT Group, Inc. (“CIT Group”). Under the Factoring Agreement, Decorize and its global subsidiaries regularly sold the majority of their accounts receivable to the CIT Group under global factoring arrangements in order to provide Decorize with working capital liquidity. The liquidity formerly provided by the Factoring Agreement has been replaced by a line of credit with Bank of America, N.A., the proceeds of which will be used primarily for working capital and payment of certain outstanding debt, including amounts owed to CIT Group under the Factoring Agreement. In connection with the termination of the Factoring Agreement, Decorize paid CIT Group $965,000 in satisfaction of outstanding amounts owed under that agreement.

Item 3.02.    Unregistered Sales of Equity Securities.

On January 12, 2005, Decorize entered into a Letter Agreement with SRC and Quest, which requires Decorize to, among other things, (i) issue warrants exercisable for shares of Decorize Common Stock to SRC and Quest, (ii) reduce the exercise and conversion prices of outstanding Decorize warrants and securities held by SRC and Quest, and (iii) amend an existing promissory note payable by Decorize to SRC to permit the note to be converted into Common Stock. The transactions contemplated by the Letter Agreement are further described in Item 1.01 of this Form 8-K, the text of which is hereby incorporated by reference in this Item 3.02. In accordance with the rules of the American Stock Exchange, Decorize obtained the approval of a majority of its stockholders to the transactions contemplated by the Letter Agreement, and the completion of those transactions will be subject to Decorize’s delivery of an Information Statement describing the approval of those transactions and the completion of the related 20 day waiting period under applicable rules of the Securities Act. The securities will be issued by the Company in private transactions in reliance on the exemption from registration in Section 4(2) of the Securities Act.

Item 7.    Financial Statements and Exhibits.

(C)  Exhibits.

4.1	Loan Agreement dated as of January 12, 2005, between Decorize, Inc. and Bank of America, N.A.

4.2	Commercial Security Agreement dated as of January 12, 2005, made by Decorize, Inc., in favor of Bank of America, N.A.

4.3	Letter Agreement dated as of January 12, 2005, among Decorize, Inc., SRC Holdings Corporation, and Quest Capital Alliance, L.L.C.

4.4	Form of Warrant for the purchase of 1,500,000 shares of Common Stock, issued in the name of SRC Holdings Corporation

4.5	Form of Warrant for the purchase of 750,000 shares of Common Stock, issued in the name of Quest Capital Alliance, L.L.C.

4.6	Form of Second Amended and Restated Secured Promissory Note in the principal amount of $750,000, made by Decorize, Inc., in favor of SRC Holdings Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: January 18, 2005	By:	/s/ Brent Olson
Name: Brent Olson
Title: Chief Financial Officer

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Exhibit Index

4.1	Loan Agreement dated as of January 12, 2005, between Decorize, Inc. and Bank of America, N.A.

4.2	Commercial Security Agreement dated as of January 12, 2005, made by Decorize, Inc., in favor of Bank of America, N.A.

4.3	Letter Agreement dated as of January 12, 2005, among Decorize, Inc., SRC Holdings Corporation, and Quest Capital Alliance, L.L.C.

4.4	Form of Warrant for the purchase of 1,500,000 shares of Common Stock, issued in the name of SRC Holdings Corporation

4.5	Form of Warrant for the purchase of 750,000 shares of Common Stock, issued in the name of Quest Capital Alliance, L.L.C.

4.6	Form of Second Amended and Restated Secured Promissory Note in the principal amount of $750,000, made by Decorize, Inc., in favor of SRC Holdings Corporation.

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